Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (No.333-219908 and 333-224662) on Form S-8 and the Registration Statement (No. 333-228100) on Form S-1 of AirXpanders, Inc. of our report dated February 27, 2019, relating to the consolidated financial statements, appearing in this Annual Report on Form 10-K of AirXpanders, Inc. for the year ended December 31, 2018.

/s/ SingerLewak LLP

San Jose, California

February 27, 2019